Grant Thornton

March 30, 2015

U.S. Securities and Exchange Commission	Grant Thornton LLP
Office of the Chief Accountant	2001 Market Street, Suite 700
100 F Street, NE	Philadelphia, PA 19103-7080
Washington, DC 20549
T 215.561.4200
F 215.561.1066
GrantThornton.com
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Re:     Business Development Corporation of America II

File No. 814-01083

Dear Sir or Madam:

We have read Item 14 of Form 10-K of Business Development Corporation of America II dated March 30, 2015 and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP